UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
September 11, 2012 (September 5, 2012)

BREITBURN ENERGY PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071

(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           Entry into a Material Definitive Agreement.

On September 6, 2012, BreitBurn Energy Partners L.P. (the “Partnership”), a Delaware limited partnership, and BreitBurn GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several underwriters set forth in Schedule I to the Underwriting Agreement (the “Underwriters”), relating to the public offering of 10,000,000 common units representing limited partner interests in the Partnership ( the “Common Units”) at a price to the public of $18.51 per unit (the “Offering”). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters a 30-day option to purchase up to an additional 1,500,000 Common Units from the Partnership. On September 7, 2012, the Underwriters notified the Partnership of their exercise in full of their option to purchase additional Common Units.

The Partnership expects the transaction to close on September 11, 2012, subject to customary closing conditions. The Partnership expects to receive net proceeds from the Offering of approximately $204.2 million (after deducting underwriting discounts and commissions and estimated expenses) and intends to use the proceeds to reduce borrowings under its bank credit facility.

The Common Units to be issued pursuant to the Underwriting Agreement are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (File No. 333-181531) filed on May 18, 2012, which was automatically declared effective by the Securities and Exchange Commission upon filing.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and the General Partner, and customary conditions to closing, indemnification obligations of the Partnership, the General Partner and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Certain of the Underwriters and their respective affiliates have engaged, and may in the future engage in various financial advisory, investment banking and commercial banking services in the ordinary course of their business for which they have received, and expect to receive, customary fees and expense reimbursement. Affiliates of certain of the Underwriters are lenders under the Partnership’s bank credit facility.

ITEM 7.01           Regulation FD Disclosure.

On September 5, 2012, the Partnership announced that it had commenced the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On September 6, 2012, the Partnership announced that that it had priced the Offering at a price to the public of $18.51 per unit. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Current Report, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act.

ITEM 9.01           Financial Statements and Exhibits.

Exhibit No.	Document

1.1	Underwriting Agreement dated September 6, 2012, by and among BreitBurn Energy Partners L.P., BreitBurn GP, LLC, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several underwriters set forth in Schedule I thereto.

5.1	Opinion of Vinson & Elkins L.L.P. as to legality of the offered Common Units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1)

23.2	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 8.1)

99.1	Press Release of BreitBurn Energy Partners L.P. dated September 5, 2012.

99.2	Press Release of BreitBurn Energy Partners L.P. dated September 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner
Dated: September 11, 2012	By:	/s/ James G. Jackson
James G. Jackson
Chief Financial Officer and Executive Vice President

exhibit index

Exhibit No.	Document

1.1	Underwriting Agreement dated September 6, 2012, by and among BreitBurn Energy Partners L.P., BreitBurn GP, LLC, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several underwriters set forth in Schedule I thereto.

5.1	Opinion of Vinson & Elkins L.L.P. as to legality of the offered Common Units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1)

23.2	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 8.1)

99.1	Press Release of BreitBurn Energy Partners L.P. dated September 5, 2012.

99.2	Press Release of BreitBurn Energy Partners L.P. dated September 6, 2012.